Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-198979 on Form S-8 and Registration No. 333-225286 on Form S-3/A of Applied Genetic Technologies Corporation of our report dated September 13, 2017 relating to our audit of the financial statements and the financial statement schedule of Applied Genetic Technologies Corporation, appearing in this Annual Report on Form 10-K of Applied Genetic Technologies Corporation for the year ended June 30, 2018.

/s/ RSM US LLP

Raleigh, North Carolina

September 10, 2018